LOCK-UP AGREEMENT

July 20, 2009

Roth Capital Partners, LLC
24 Corporate Plaza
Newport Beach, CA 92660

Re:       China Green Agriculture, Inc. (the “Company”)

Ladies & Gentlemen:

The undersigned is an owner of record or beneficially of certain shares of common stock, par value $.001 per share, of the Company (“Common Stock”) or securities convertible into, exchangeable, or exercisable for Common Stock, the number of which as of the date of this Agreement is indicated on the signature page below (“Securities”).  The Company proposes to carry out a public offering of Common Stock (the “Offering”) for which you will act as the underwriter. The undersigned recognizes that the Offering will be of benefit to the undersigned. The undersigned acknowledges that you are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into an Underwriting Agreement (the “Underwriting Agreement”) with the Company with respect to the Offering.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, without the prior written consent of Roth Capital Partners, LLC (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer to sell, contract to sell, or grant any option for the sale (including without limitation any short sale), grant any security interest in, pledge, hypothecate, hedge, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) or otherwise dispose of or enter into any transaction which is designed to, or could be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) of any shares of Common Stock or any Securities (collectively, a “Disposition”) currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned, or publicly announce the undersigned’s intention to do any of the foregoing (provided, however, that the undersigned may complete one or more gift transfers of Securities to immediate family member(s) (as defined in Item 404(a) of Regulation S-K under the Exchange Act) or transfer Securities to one or more trusts for bona fide estate planning purposes without prior written consent and upon written notice to Roth Capital Partners), for a period commencing on the date hereof and ending ninety (90) days after the Closing Date, as defined in the Underwriting Agreement, subject to adjustment as discussed below (the “Lock-up Period”).  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.

The foregoing restriction has been expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-up Period, even if such Securities would be disposed of by someone other than such holder.  Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale, or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that included, relates to, or derives any significant part of its value from Securities.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of Common Stock or Securities held by the undersigned except in compliance with the foregoing restrictions.

For the purpose of allowing Roth Capital Partners, LLC to comply with NASD Rule 2711(f)(4), or the applicable successor FINRA Rule when published, if (1) during the last 17 days of the Lock-Up Period, the Company releases earnings results or publicly announces other material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16 day period beginning on the last day of the Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18 day period beginning on the date of release of the earnings results or the public announcement regarding the material news or the occurrence of the material event, as applicable, unless Roth Capital Partners, LLC waives, in writing, such extension.  Roth Capital Partners, LLC agrees to waive such extension if the provisions of NASD Rule 2711(f)(4) or any applicable successor rule are not applicable to the Offering.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from, all obligations under this Lock-Up Agreement.

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

Nothing in this Lock-up Agreement shall constitute an obligation to purchase shares of Common Stock or Securities of the Company.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflict of laws principles thereof.

Tao Li
Printed Name of Holder

By:	/s/ Tao Li
Signature

Number of Shares: 4,740,902 shares of Common Stock